EXHIBIT 3.1

Western Refining, Inc.

AMENDED AND RESTATED BYLAWS

(as of March 24, 2016)

ARTICLE 1.

OFFICES

SECTION 1. Registered Office. The registered office of Western Refining, Inc. (the “Company”) in the State of Delaware is located at the offices of The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801.

SECTION 2. Principal Office. The principal office of the Company shall be in El Paso, Texas or at such other place as the Board of Directors of the Company (the “Board of Directors”) may from time to time determine.

SECTION 3. Other Offices. The Company may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Company may require.

ARTICLE II.

MEETING OF STOCKHOLDERS

SECTION 1. Place of Meetings. All meetings of stockholders shall be held at the principal office of the Company or at such other place, if any, as shall be determined by the Board of Directors and specified in the notice of the meeting.

SECTION 2. Annual Meeting. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting of stockholders.

SECTION 3. Notice of Annual Meeting. Notice of the annual meeting stating the place, if any, day and hour thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at the annual meeting at such address as appears on the books of the Company, not less than ten (10) nor more than sixty (60) days before the date of the meeting.

SECTION 4. Business and Nominations at Annual Meeting.

(a) At an annual meeting of the stockholders, only such business and nominations shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business and nominations must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder who was a stockholder of record of the Company at the time the notice provided for in this Section 4 is delivered to the Secretary of the Company, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 4. In addition to any other applicable requirements, for business or nominations to be otherwise properly brought before an annual meeting by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of the Company not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(b) Such stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (B) the class or series and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, (C) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Company, (E) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (F) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (G) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section 4 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Company of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as the Company may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

(c) Notwithstanding anything in these Bylaws to the contrary, no business or nominations shall be conducted at the annual meeting of stockholders except in accordance with the procedures set forth in this Section 4; provided, however, that nothing in this Section 4 shall be deemed to preclude discussion by any stockholder of any business or nomination properly brought before the annual meeting in accordance with said procedures.

(d) The chairperson of an annual meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that business or any nomination was not properly brought before such meeting in accordance with the provisions of this Section 4, and if he or she should so determine, he or she shall so declare to such meeting, and any such business or nomination not properly brought before such meeting shall not be transacted.

(e) For purposes of this Section 4, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(f) Notwithstanding the foregoing provisions of this Section 4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 4; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 4, and compliance with this Section 4 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of subsection (b) of this Section 4, business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 4 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals or nominations in the Company’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (ii) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(g) Matters to be properly brought before an annual meeting of stockholders shall be subject to such further limitations as the Board of Directors may from time to time adopt.

SECTION 5. Special Meeting. Special meetings of stockholders may be called by the Board of Directors, and shall be called by the Chief Executive Officer or Secretary at the request in writing of directors constituting a majority of the Board of Directors. Such request shall state the purpose(s) of the proposed meeting, and any purpose so stated shall be conclusively deemed to be a “proper” purpose.

SECTION 6. Notice of Special Meeting. Notice of a special meeting stating the place, if any, day, hour, means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and purpose(s) thereof, shall be given to each stockholder entitled to vote thereat at such address as appears on the books of the Company, not less than ten (10) nor more than sixty (60) days before the date of the meeting.

SECTION 7. Business at Special Meeting. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice.

SECTION 8. Stockholder List. At least ten (10) days before each meeting of stockholders, a complete list of stockholders entitled to vote at each such meeting or in any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, shall be prepared by the Secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for such ten (10) day period either on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or during ordinary business hours at the principal place of business of the Company. If the meeting is to be held at a place, such list shall also be produced and kept open at the time and place of the meeting and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 8 or to vote in person or by proxy at any meeting of stockholders.

SECTION 9. Quorum. Unless otherwise provided by the Certificate of Incorporation or applicable law, holders of a majority of the shares of capital stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. The stockholders present may adjourn the meeting despite the absence of a quorum. Unless otherwise required by law, when a meeting is adjourned for less than thirty (30) days in any one adjournment, it shall not be necessary to give any notice of the adjourned meeting if the time and place, if any (or the means of remote communication by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting), to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted which might have been transacted on the original date of the meeting.

SECTION 10. Proxies. At any meetings of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy, which proxy may be granted in any manner provided by law; provided that no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

SECTION 11. Voting. Unless otherwise provided by the Certificate of Incorporation or applicable law, each stockholder shall be entitled to vote each share of stock having voting power registered in his name on the books of the Company. Cumulative voting for directors is prohibited.

SECTION 12. Consent of Stockholders in Lieu of Meeting. Any action which may be taken at a special or annual meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by all of the holders of outstanding stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III.

BOARD OF DIRECTORS

SECTION 1. Number of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors and may be increased or decreased (provided such decrease does not shorten the term of any incumbent director) from time to time by resolution of the Board of Directors.

SECTION 2. Election and Term. Except as otherwise provided by the Certificate of Incorporation or these Bylaws, directors shall be elected at the annual meeting of the stockholders, and each director so elected shall serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Directors need not be stockholders.

SECTION 3. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, except where the vacancies have been created by removal of directors by the owners of a majority of the outstanding shares of capital stock. In the event of such removal, the resulting vacancies shall be filled by the owners of the majority of the outstanding shares of capital stock. Except as otherwise provided by the Certificate of Incorporation, any director appointed to fill a vacancy resulting from the death, resignation, removal or disqualification of a director shall serve for the remainder of the term of his or her predecessor in office and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, removal or disqualification. Any director appointed to fill a newly created directorship resulting from an increase in the total number of directors comprising the Board of Directors shall serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, removal or disqualification.

SECTION 4. Resignation; Removal. Any director may resign at any time by giving notice thereof in writing or by electronic transmission to the Board of Directors. Any such resignation shall take effect as of its date unless it provides that it shall be effective at a future date or upon the happening of a specified event or events, in which case it shall be effective as of such future date or upon the happening of such event or events. The acceptance of such resignation shall not be necessary to make it effective. Except as otherwise provided by the Certificate of Incorporation or applicable law, the holders of a majority of the outstanding shares of capital stock may remove any director or the entire Board of Directors, with or without cause, either by a vote at a special meeting or annual meeting, or by written consent.

SECTION 5. Interested Directors; Quorum.

(a) No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because the votes of one or more of such directors or officers are counted for such purpose, if:

1. The material facts as to that person’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

2. The material facts as to that person’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

3. The contract or transaction is fair as to the Company as of the time that it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders.

(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV.

MEETINGS OF THE BOARD OF DIRECTORS

SECTION 1. Regular Meetings. Upon the adjournment of the annual meeting of stockholders, the Board of Directors shall meet as soon as practicable to appoint the members of such committees of the Board of Directors as the Board of Directors may deem necessary or advisable, to elect officers for the ensuing year, and to transact such other business as may properly come before the Board of Directors at such meeting. No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum shall be present. Regular meetings of the Board of Directors may be held at such other times and places as shall be designated by the Board of Directors without further notice to the directors.

SECTION 2. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, Executive Chairman or Chief Executive Officer, or by two or more directors. Notice of each special meeting of the Board of Directors shall be given (i) by electronic transmission or orally at least twenty four (24) hours prior to the meeting or (ii) by U.S. mail, postage prepaid, or by overnight courier at least three (3) days prior to the date of the meeting. Each notice of a special meeting of the Board of Directors shall state the purpose, place, date and time of the meeting.

SECTION 3. Quorum and Voting. At all meetings of the Board of Directors (except in the case of a meeting convened for the purpose specified in Article III, Section 3 of these Bylaws) a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum is not present at any such meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

SECTION 4. Telephone Meetings. At any meeting of the Board of Directors, any member may attend by any means of conference telephone or other communications equipment which permits all persons participating in the meeting to hear all other participants, and a director so attending shall be deemed present at the meeting for all purposes including the determination of whether a quorum is present.

SECTION 5. Action by Written Consent. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors in accordance with applicable law.

ARTICLE V.

COMMITTEES

SECTION 1. Executive Committee. The Board of Directors may by resolution designate one or more directors to constitute an Executive Committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except where action of the Board of Directors is required by statute.

SECTION 2. Other Committees. The Board of Directors may by resolution create other committees for such terms and with such powers and duties as the Board of Directors shall deem appropriate.

SECTION 3. Organization of Committees. The chairman of each committee of the Board of Directors shall be chosen by the Board of Directors or the members of such committee. Each committee shall elect a secretary, who shall be either a member of the committee, the Secretary of the Company or such other person as the committee members shall determine. The chairman of each committee shall preside at all meetings of such committee.

SECTION 4. Meetings. Regular meetings of each committee may be held without the giving of notice if a day of the week, a time, and a place shall have been established by the committee for such meetings. Special meetings (and, if the requirements of the preceding sentence have not been met, regular meetings) shall be called as provided in Article IV, Section 3 with respect to notices of special meetings of the Board of Directors.

SECTION 5. Quorum and Manner of Acting. A majority of the members of each committee must be present either in person or by means of conference telephone or other communications equipment by which all participants can hear all other participants, at each meeting of such committee in order to constitute a quorum for the transaction of business. The act of a majority of the members so present at a meeting at which a quorum is present shall be the act of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

SECTION 6. Action by Written Consent. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent thereto in writing or by electronic transmission, setting forth the action so taken, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the committee in accordance with applicable law.

SECTION 7. Record of Committee Action; Reports. Each committee shall maintain a record of its proceedings. Unless otherwise provided in the resolutions establishing the committee, all action by each committee shall be reported to the Board of Directors at its meeting next succeeding such action, such report to be in sufficient detail as to enable the Board of Directors to be informed of the conduct of the Company’s business and affairs since the last meeting of the Board of Directors.

SECTION 8. Removal. Any member of any committee may be removed from such committee, either with or without cause, at any time, by resolution adopted by the Board of Directors at any meeting of the Board of Directors.

SECTION 9. Vacancies. Any vacancy in any committee shall be filled by the Board of Directors.

ARTICLE VI.

OFFICERS

SECTION 1. Appointment and Term of Office. The officers of the Company shall consist of a Chief Executive Officer, a Secretary and a Treasurer and may include an Executive Chairman, Chief Financial Officer, Chief Operating Officer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed by the Board of Directors. One of the directors may also be chosen Chairman of the Board of Directors. Each of such officers (except as may be appointed pursuant to Section 5(k) of this Article VI), shall be chosen annually by the Board of Directors at its regular meeting immediately following the annual meeting of stockholders and, subject to any earlier resignation or removal, shall hold office until the next annual meeting of stockholders or until his successor is elected and duly qualified. Two or more offices may be held by the same person.

SECTION 2. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company shall be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 3. Vacancies. A vacancy in the office of any officer may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 4. Salaries. The salaries of all officers of the Company shall be fixed by the Board of Directors except as otherwise directed by the Board of Directors.

SECTION 5. Powers and Duties. The powers and duties of the officers shall be those usually pertaining to their respective offices, subject to the general direction and supervision of the Board of Directors. Such powers and duties shall include the following:

(a)     Chairman of the Board. The Board of Directors may select from among its members a Chairman of the Board who shall preside when present at all meetings of the shareholders and at all meetings of the Board of Directors, and he or she shall be available to consult with and advise the officers of the Company with respect to the conduct of the business and affairs of the Company and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him or her by the Board of Directors.

(b)    Executive Chairman. The Executive Chairman shall have such responsibilities and authority as determined by these Bylaws or by the Board of Directors.

(c)    Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general executive charge, management and control of the affairs, properties and operations of the Company in the ordinary course of its business, with all such duties, powers and authority with respect to such affairs, properties and operations as may be reasonably incident to such responsibilities; he or she may appoint or employ and discharge employees and agents of the Company and fix their compensation; he or she may make, execute, acknowledge and deliver any and all contracts, leases, deeds, conveyances, assignments, bills of sale, transfers, releases and receipts, any and all mortgages, deeds of trust, indentures, pledges, chattel mortgages, liens and hypothecations, and any and all bonds, debentures, notes, other evidences of indebtedness and any and all other obligations and encumbrances and any and all other instruments, documents and papers of any kind or character for and on behalf of and in the name of the Company; and he or she shall do and perform such other duties and have such additional authority and powers as from time to time may be assigned to or conferred upon him or her by the Board of Directors. In the absence of the Chairman of the Board or in the event of his or her death, inability, or refusal to act, the Chief Executive Officer shall perform the duties of Chairman of the Board, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.

(d)    President. The President shall have such responsibilities and authority as determined by these Bylaws or by the Board of Directors.

(e)     Chief Operating Officer. The Chief Operating Officer shall perform such duties as are customary for a chief operating officer to perform and such other duties as the Board of Directors, the Chief Executive Officer or the Chairman of the Board may prescribe.

(f)    Vice Presidents. Each Vice President shall generally assist the President and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him or her by the Chief Executive Officer, the President or the Board of Directors. In the absence of the President or in the event of his or her death, inability, or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Company; and shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or by the Board of Directors.

(g)     Chief Financial Officer. The Chief Financial Officer shall perform such duties as are customary for a chief financial officer to perform and such other duties as the Board of Directors or the Chief Executive Officer shall prescribe.

(h)    Secretary. It shall be the duty of the Secretary to give notice to and attend all meetings of the stockholders and Board of Directors and record correctly all votes, actions and the minutes of all proceedings in a book suitable for that purpose. It shall also be the duty of the Secretary to attest, with his or her signature and the seal of the Company, all stock certificates issued by the Company and to keep a stock ledger in which shall be correctly recorded all transactions pertaining to the capital stock of the Company. He or she shall also attest, with his or her signature and the seal of the Company, all deeds, conveyances, or other instruments requiring the seal of the Company. The person holding the office of Secretary shall also perform, under the direction and subject to the control of the Chief Executive Officer and the Board of Directors, such other duties as may be assigned to him. The duties of the Secretary may also be performed by any Assistant Secretary. In the absence of the appointment of a Treasurer for the Company, the Secretary shall perform the duties of the Treasurer.

(i)    Assistant Secretaries. Assistant Secretaries of the Company, if any, in order of their seniority or in any other order determined by the Board of Directors, shall generally assist the Secretary and perform such other duties as the Board of Directors or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

(j)     Treasurer. The Treasurer shall have the care and custody of all the funds of the Company and shall deposit such funds in such banks or other depositories as the Board of Directors, or any officer or officers, or any officer and agent jointly, duly authorized by the Board of Directors, shall, from time to time, direct or approve. He or she shall disburse the funds of the Company under the direction of the Board of Directors and the Chief Executive Officer. He or she shall keep a full and accurate account of all moneys received and paid on account of the Company and shall render a statement of his or her accounts whenever the Board of Directors, the Chairman, Chief Executive Officer or the President shall so request. He or she shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Company and shall generally perform all of the duties usually appertaining to the office of treasurer of a corporation. When required by the Board of Directors, he or she shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve.

(k)     Assistant Treasurers. Assistant Treasurers of the Company, if any, in order of their seniority or in any other order determined by the Board of Directors, shall generally assist the Treasurer and perform such other duties as the Board of Directors or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

(l)     Other Officers. The Board of Directors may appoint such other officers, agents, or employees as it may deem necessary for the conduct of the business of the Company. In addition, the Board of Directors may authorize the Chief Executive Officer or some other officers to appoint such agents or employees as they deem necessary for the conduct of the business of the Company.

SECTION 6. Resignations. Any officer may resign at any time by giving notice thereof in writing or by electronic transmission to the Board of Directors. Any such resignation shall take effect as of its date unless it provides that it shall be effective at a future date or upon the happening of a specified event or events, in which case it shall be effective as of such future date or upon the happening of such event or events. The acceptance of such resignation shall not be necessary to make it effective.

SECTION 7. Delegation of Authority. In the case of any absence of any officer of the Company, or for any other reason that the Board of Directors may deem sufficient, the Chief Executive Officer or the Board of Directors may delegate some or all the powers or duties of such officer to any other officer or to any director, employee, or agent for whatever period of time the Board of Directors or the Chief Executive Officer, as applicable, deems appropriate.

ARTICLE VII.

SHARES OF STOCK AND THEIR TRANSFER; BOOKS

SECTION 1. Forms of Certificates. Shares of the capital stock of the Company shall be represented by certificates in such form, not inconsistent with law or with the Certificate of Incorporation of the Company, as shall be approved by the Board of Directors, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Every holder of stock represented by certificates shall be entitled to have a certificate signed by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer certifying the number of shares of stock of the Company owned by such holder. Any or all of the signatures on a certificate may be a facsimile. In the event any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

SECTION 2. Transfer of Shares. Registration of transfers of shares of capital stock shall be made only in the stock ledger of the Company upon request of the registered holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and, in the case of shares represented by certificates, upon the surrender of the certificate or certificates evidencing such shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Company may reasonably require or, in the case of uncertificated shares, in accordance with applicable law and any procedures adopted by the Board of Directors.

SECTION 3. Stockholders of Record. Stockholders entitled to vote at any meeting of stockholders, entitled to consent or dissent from action in lieu of a meeting, or entitled to receive payment of any dividend or to any allotment of rights or to exercise the rights in respect of any change or conversion or exchange of capital stock shall be determined in the manner provided by statute.

SECTION 4. Lost, Stolen, or Destroyed Certificates. The Company may issue a new stock certificate or uncertificated shares in place of any certificate or certificates alleged to have been lost, stolen or destroyed, upon being furnished with evidence satisfactory to it of the loss, theft, or destruction of such certificate or certificates and upon being furnished with indemnity satisfactory to it.

SECTION 5. Regulations. Subject to the Certificate of Incorporation, these Bylaws and applicable law, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer, and registration of certificates of stock or uncertificated shares. The Board of Directors may appoint one or more transfer agents or registrars, or both, and may require all certificates of stock to bear the signature of either or both.

ARTICLE VIII.

INDEMNIFICATION AND INSURANCE

SECTION 1. Power to Indemnify in Actions, Suits or Proceedings other than those by or in the Right of the Company. Subject to Section 3 of this Article VIII, the Company shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, (“Another Enterprise”) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the first sentence of this Section 1, except as otherwise provided in Section 5 of this Article VIII, the Company shall be required to indemnify any person otherwise entitled to indemnification under this Section 1 in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by such person was authorized in the specific case by the Board of Directors.

SECTION 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Company. Subject to Section 3 of this Article VIII, the Company shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of Another Enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in Section 5 of this Article VIII, the Company shall be required to indemnify any person otherwise entitled to indemnification under this Section 2 in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by such person was authorized in the specific case by the Board of Directors.

SECTION 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court or required by applicable law) shall be made by the Company only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person seeking indemnification has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made with respect to a person who is a director or officer of the Company at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. To the extent, however, that a director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

SECTION 4. Expenses Payable in Advance. Expenses incurred by a director or officer of the Company or any person serving at the request of the Company as a director or officer of Another Enterprise in defending or investigating a threatened or pending action, suit or proceeding may be required by the Board of Directors to be paid (upon such terms and conditions, if any, as the Board of Directors deems appropriate) by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer of the Company or such person serving at the request of the Company as a director or officer of Another Enterprise to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Article VIII.

SECTION 5. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, or any bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in a person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Company has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

SECTION 6. Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of Another Enterprise against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

ARTICLE IX.

MISCELLANEOUS

SECTION 1. Fiscal Year. Until otherwise determined by the Board of Directors, the fiscal year of the Company shall be the calendar year.

SECTION 2. Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Company. Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the Company under any provision of applicable law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Company. Any stockholder who fails to object in writing to the Company, within 60 days of having been given written notice by the Company of its intention to send the single notice permitted under this Section 2, shall be deemed to have consented to receiving such single written notice. Notice to directors may be given by telecopier, telephone or other means of electronic transmission.

SECTION 3. Waiver of Notice. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

SECTION 4. Forum Selection Bylaw. Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Section 4.

SECTION 5. Amendments. Unless otherwise provided in the Certificate of Incorporation, any Bylaw (including these Bylaws) may be adopted, amended or repealed by the vote of the holders of a majority in voting power of the outstanding shares of capital stock entitled to vote thereon or by the Board of Directors.